Exhibit 10.3

EXECUTION COPY

CDN GUARANTEE AND COLLATERAL AGREEMENT

made by

STANDARD AERO LIMITED
NOT FM CANADA INC.

3091781 NOVA SCOTIA COMPANY

3091782 NOVA SCOTIA COMPANY

3091783 NOVA SCOTIA COMPANY

and

6269044 CANADA INC.

in favor of

JPMORGAN CHASE BANK,

as Administrative Agent

Dated as of August __, 2004

i

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Pledged Securities
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	Inventory and Equipment Locations
Schedule 6	Intellectual Property
Schedule 7	Excluded Notes

Annexes

Annex I	Assumption Agreement
Annex II	Acknowledgment and Consent

ii

CDN GUARANTEE AND COLLATERAL AGREEMENT

          CDN GUARANTEE AND COLLATERAL AGREEMENT, dated as of August 24, 2004, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors”), in favor of JPMorgan Chase Bank, as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of August 24, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Standard Aero Holdings, Inc. (the “Borrower”), the Lenders, Lehman Commercial Paper Inc. and Credit Suisse First Boston, as co-syndication agents and the Administrative Agent.

WITNESSETH:

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Borrower is a member of an affiliated group of companies that includes each Guarantor;

          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;

          WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

SECTION 1. DEFINED TERMS

     1.1 Definitions

     (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the PPSA (as defined below): “chattel paper”, “consumer goods”, “documents of title”, “equipment”, “goods”, “instruments”, “intangibles”, “inventory”, “proceeds”, “financing statement” and “financing change statement”.

     (b) The following terms shall have the following meanings:

          “Account”: all accounts and book debts and generally all debts, due, claims, choses in action, and demands of every kind and nature howsoever arising or secured, including under letters of credit and advices of credit, which are now due, owing, or accruing, or growing due to, or owned by, any Guarantor.

          “Agreement”: this CDN Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          “Borrower Cash Management Obligations”: the collective reference to all obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Specified Cash Management Arrangement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Lender or any affiliate of any Lender (or any Lender or any affiliate thereof at the time such Specified Cash Management Arrangement was entered into), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Cash Management Arrangement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Lender or affiliate thereof that are required to be paid by the Borrower pursuant to the terms of any Specified Cash Management Arrangement).

          “Borrower Credit Agreement Obligations”: the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

          “Borrower Hedge Agreement Obligations”: the collective reference to all obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Lender or any affiliate of any Lender (or any Lender or any affiliate thereof at the time such Specified Hedge Agreement was entered into), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Lender or affiliate thereof that are required to be paid by the Borrower pursuant to the terms of any Specified Hedge Agreement).

          “Borrower Obligations”: the collective reference to (i) the Borrower Credit Agreement Obligations, (ii) the Borrower Hedge Agreement Obligations, but only to the extent that, and only so long as, the Borrower Credit Agreement Obligations are secured and guaranteed pursuant hereto, and (iii) the Borrower Cash Management Obligations, but only to the extent that, and only so long as, the Borrower Credit Agreement Obligations are secured and guaranteed pursuant hereto.

          “Chattel Paper”: all chattel paper in which any Guarantor now or hereafter has an interest, and any part of such interest.

          “Collateral”: as defined in Section 3.

          “Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

          “Contracts”: any contracts, agreements, indentures, policies of insurance, licenses, commitments, entitlements, engagements or other arrangements, whether written or unwritten, to which any Guarantor is now or hereafter a party or has a benefit, right, or in which any Guarantor now or hereafter has an interest, other than the Forward Subscription Agreements.

          “Copyright Licenses”: all written agreements naming any Guarantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

          “Copyrights”: (i) all copyrights arising under the laws of Canada, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the Canadian Intellectual Property Office, and (ii) the right to obtain all renewals thereof.

          “Deposit Account”: any demand, time, savings, passbook or like account maintained with a depository institution.

          “Documents of Title”: all documents of title, whether negotiable or non-negotiable, including, without limitation, all warehouse receipts and bills of lading, in which any Guarantor now or hereafter has an interest, and any part thereof.

          “Equipment”: all goods in which any Guarantor now or hereafter has an interest other than Inventory or consumer goods and any part thereof, including, without limitation, all tools, apparatus, fixtures, plant, machinery and furniture.

          “Excluded Notes”: all of the hybrid notes and intercompany notes listed on Schedule 7.

          “Forward Subscription Agreements”: means, collectively, (a) the Common Share Forward Subscription Agreement dated as of August 24, 2004, between Standard Aero Canada, Inc. and 3091782 Nova Scotia Company and (b) the Common Share Forward Subscription Agreement dated as of August 24, 2004, between 3091782 Nova Scotia Company and 6269044 Canada Inc.

          “Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, any Receiver or the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

          “Holdings”: Standard Aero Acquisition Holdings, Inc.

          “Instruments”: all letters of credit, advices of and all other instruments in which any Guarantor now or hereafter has an interest, and any part thereof.

          “Intangibles”: all intangible property of whatever kind in which any Guarantor now or hereafter has an interest, including, without limitation, any Guarantor’s rights under Contracts, Intellectual Property, Technical Information, permits and quotas.

          “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under Canadian, multinational or foreign laws or otherwise, now existing or hereafter adopted or acquired, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, brands, trade dress, business names, uniform resource locators (“URL”), domain names, tag lines, designs, graphics, logos and other commercial symbols and indicia of origin, goodwill, inventions, industrial designs, other intellectual property rights, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          “Intercompany Note”: any promissory note, other than Excluded Notes, evidencing loans made by any Guarantor to Holdings or any of its Subsidiaries.

          “Inventory”: all inventory of whatever kind and wherever situate in which any Guarantor now or hereafter has an interest, including, without limitation, all goods, merchandise, raw materials, goods in process, finished goods and other tangible personal property held for sale, lease, resale or exchange or furnished or to be furnished under contracts for service or that are used or consumed in the business of any Guarantor, and any part thereof.

          “Issuers”: the collective reference to each issuer of a Pledged Stock.

          “Money”: all money in which any Guarantor now or hereafter has an interest, and any part thereof.

          “Obligations”: (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

          “Patent License”: all written agreements providing for the grant by or to any Guarantor of any right to manufacture, use, import, export, distribute or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

          “Patents”: (i) all letters patent of Canada, all reissues and extensions thereof, and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of Canada, the United States, any other country or any political subdivision thereof, continuations and continuations in part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

          “Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Guarantor in excess of $ 1,000,000 (or Intercompany Notes which, in the aggregate, are in excess of $5,000,000) and all other promissory notes issued to or held by any Guarantor in excess of $1,000,000 (other than promissory notes issued in connection with extensions of trade credit by any Guarantor in the ordinary course of business); provided however that the Pledged Notes shall not include the Excluded Notes.

          “Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.

          “Pledged Stock”: the collective reference to the shares of Capital Stock listed in Schedule 2, together with any other shares of Capital Stock or any other Securities of any Person in which any Guarantor now or hereafter has an interest while this Agreement is in effect.

          “PPSA”: the Personal Property Security Act (Ontario), including the regulations thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security as in effect in a jurisdiction other than Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

          “Proceeds”: all “proceeds” as such term is defined in the PPSA and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

          “Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          “Securities”: all shares, limited partnership units, trust units, stock, warrants, bonds, debentures, debenture stock and “securities” as such term is defined in the PPSA, and any part thereof.

          “Securities Act”: the Securities Act (Ontario), as amended and the securities laws of any other applicable jurisdiction.

          “Specified Cash Management Arrangement”: any cash management arrangement (a) entered into by (i) the Borrower or any of its Subsidiaries and (ii) any Lender or any affiliate thereof at the time such cash management arrangement was entered into, as counterparty, and (b) which has been designated by such Lender and the Borrower, by notice to the Administrative Agent not later than 90 days after the execution and delivery by the Borrower or its Subsidiary thereof, as a Specified Cash Management Arrangement. The designation of any cash management arrangement as a Specified Cash Management Arrangement shall not create in favor of the Lender or affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or any Guarantor Obligations.

          “Technical Information”: all know-how and information owned by or licensed to any Guarantor, confidential or otherwise, including, without limitation, any information of a scientific, technical, financial or business nature regardless of its form.

          “Trademark License”: all written agreements providing for the grant by or to any Guarantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

          “Trademarks”: (i) all trademarks, service marks, trade names, corporate names, company names, business names, domain names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the Canadian Intellectual Property Office or in any similar office or agency or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

          “Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and all other motor vehicles, as such term is defined in the PPSA.

     1.2 Other Definitional Provisions

     (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Guarantor, shall refer to such Guarantor’s Collateral or the relevant part thereof.

SECTION 2. GUARANTEE

     2.1 Guarantee

     (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

     (b) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

     (c) No payment (other than payment in full) made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment

(other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated.

     2.2 Right of Contribution

          Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

     2.3 No Subrogation

          Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

     2.4 Amendments, etc. with respect to the Borrower Obligations

          Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

     2.5 Guarantee Absolute and Unconditional

          Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, increased, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, with respect to the Loan Documents and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (other than a defense of payment or performance) (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

     2.6 Reinstatement

          The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator, interim-receiver, receiver manager, receiver and manager, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

     2.7 Payments

          Each Guarantor hereby agrees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the Funding Office.

     2.8 Taxes

     (a) Except as required by applicable law, all payments made by the Guarantors under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income taxes, levies, imposts, duties, charges, fees, deductions, withholdings or Other Taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable by the relevant Guarantor to the Administrative Agent or such Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Credit Agreement; provided, however, that the relevant Guarantor shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to the Credit Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the relevant Guarantor with respect to such Non-Excluded Taxes pursuant to this paragraph.

     (b) In addition, the relevant Guarantor shall pay any Non-Excluded Taxes and Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by any Guarantor, as promptly as possible thereafter, the relevant Guarantor shall send to the Administrative Agent for the account of the Administrative Agent or Lender, as the case may be, a certified copy of an original official receipt received by the relevant Guarantor showing payment thereof if such receipt is obtainable, or, if not, such other evidence of payment as may reasonably be required by the Administrative Agent or such Lender. If any Guarantor fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent or any Lender, as the case may be, the required receipts or other required documentary evidence, such Guarantor shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that become payable by the Administrative Agent or any Lender as a result of any such failure.

     (d) Each Lender (or Transferee) that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a “Non-US Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Borrower and to the Lender from which the related participation shall have been purchased) (i) two accurate and complete copies of IRS Form W-8ECI or W-8BEN, or, (ii) in the case of a Non-U.S. Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” a statement substantially in the form of Exhibit G to the Credit Agreement and two accurate and complete copies of IRS Form W-8BEN, or any subsequent versions or successors to such forms, in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, United States federal withholding tax on all payments by each Guarantor under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to the Credit Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower in respect of a Guarantor (or any other form of certification adopted by the United States taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

     (e) The agreements in this Section shall survive the termination of this Agreement and the payment of the Obligations.

SECTION 3. GRANT OF SECURITY INTEREST

     3.1 Grant of Security Interest

          Each Guarantor hereby grants to the Administrative Agent, for the ratable benefit of the Lenders (and any affiliates of any Lender to which Borrower Hedge Agreement Obligations or Borrower Cash Management Obligations are owing), a security interest in, all of the following property now owned or at any time hereafter acquired by such Guarantor or in which such Guarantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Guarantor’s Obligations:

(a)	all Accounts;

(b)	all Chattel Paper;

(c)	all Documents of Title;

(d)	all Equipment;

(e)	all Intangibles;

(f)	all Instruments;

(g)	all Intellectual Property;

(h)	all Inventory;

(i)	all Pledged Securities;

(j)	all other personal property not otherwise described above;

(k)	all books and records pertaining to the Collateral; and

     (1) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

          provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in (i) any leasehold interest in real property, (ii) any Intellectual Property if the grant of such security interest shall constitute or result in the abandonment, invalidation or rendering unenforceable any rights, title or interest of any Guarantor therein, (iii) any of the Excluded Notes or any Guarantor’s rights under the Forward Subscription Agreements, (iv) any Vehicles, Deposit Accounts or Money (other than any Deposit Accounts or Money which are Proceeds of the Collateral) and all Proceeds thereof and (v) any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Pledged Securities, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.

     3.2 Attachment of Security Interest

          Each Guarantor and the Administrative Agent hereby acknowledge that (a) value has been given, (b) such Guarantor has rights in the Collateral in which it has granted a security interest and (c) this Agreement constitutes a security agreement as that term is defined in the PPSA.

SECTION 4. REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby represents and warrants to the Administrative Agent and each Lender that:

     4.1 Representations in Credit Agreement

          In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided, that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor’s knowledge.

     4.2 Title; No Other Liens

          Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Guarantor owns each item of the Collateral free and clear of any and all Liens. No financing statement or other public notice with respect to all or any part of the Collateral is on file or on record in any public office, except (i) such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or such other filings as are permitted by the Credit Agreement, (ii) financing statements to be released on the Closing Date and (iii) financing statements that have been filed without the consent of any Guarantor (for greater certainty, financing statements that have been filed in connection with a Lien granted by a Guarantor pursuant to a security agreement executed by such Guarantor shall be deemed to have been filed with the consent of such Guarantor). For the avoidance of doubt, it is understood and agreed that any Guarantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Guarantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

     4.3 Jurisdiction of Organization; Chief Executive Office

          On the date hereof, such Guarantor’s exact legal name (as indicated on the articles of incorporation or similar document of such Guarantor), jurisdiction of organization, organizational identification number, if any, and the location of such Guarantor’s chief executive office or domicile (for purposes of the Quebec Civil Code), as the case may be, are specified on Schedule 4.

     4.4 Inventory and Equipment

          On the date hereof, the Inventory and the Equipment (other than mobile goods) in excess of $750,000 are kept at the locations listed on Schedule 5.

     4.5 Farm Products

          On the date hereof, none of the Collateral constitutes, or is the Proceeds of, growing crops, the unborn young of animals, timber to be cut or minerals or hydrocarbons to be extracted.

     4.6 Pledged Stock.

          On the date hereof, the shares of Pledged Stock in Subsidiaries pledged by such Guarantor hereunder:

     (a) have been duly authorized, validly issued and are fully paid and (other than the shares of any Nova Scotia unlimited liability company) non-assessable; and

     (b) constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Guarantor.

     4.7 Intellectual Property

     (a) Schedule 6 lists all material Intellectual Property owned by such Guarantor in its own name on the date hereof.

     (b) Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Guarantor is the licensor or franchisor.

SECTION 5. COVENANTS

          Each Guarantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

     5.1 Covenants in Credit Agreement

          In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

     5.2 Pledged Securities

          In the case of each Guarantor which is an Issuer, such Issuer agrees that (a) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it and (b) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) and 6.7 with respect to the Pledged Stock issued by it.

SECTION 6. REMEDIAL PROVISIONS

     6.1 Certain Matters Relating to Receivables

     (a) At any time during the continuance of an Event of Default, upon the Administrative Agent’s reasonable request at the expense of the relevant Guarantor, such Guarantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

     (b) If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default under Section 8(a) or 8(f) of the Credit Agreement, any payments of Receivables, when collected by any Guarantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Guarantor in the exact form received, duly endorsed by such Guarantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

     (c) If an Event of Default has occurred and is continuing and at the Administrative Agent’s request, each Guarantor shall deliver to the Administrative Agent all documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all orders, invoices and shipping receipts.

     6.2 Communications with Obligors; Guarantors Remain Liable

     (a) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default under Section 8(a) or 8(f) of the Credit Agreement, each

Guarantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

     (b) Anything herein to the contrary notwithstanding, each Guarantor shall remain liable under the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Guarantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     6.3 Pledged Stock

     (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Guarantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Guarantor shall be permitted to receive all payments made in respect of the Pledged Notes and all cash dividends paid in respect of the Pledged Stock unless otherwise prohibited by the Credit Agreement, shall remain the legal and beneficial owner of the Pledged Stock pledged by such Guarantor and shall retain all of the incidents of such ownership, including the right to exercise all voting and corporate rights with respect to such Pledged Stock.

     (b) If an Event of Default has occurred and is continuing and the Administrative Agent has given notice of its intent to exercise its rights pursuant to this Section to the relevant Guarantor or Guarantors, (i) unless otherwise provided in the Credit Agreement, the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) any or all of the Pledged Stock shall, at the sole discretion of the Administrative Agent, be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Guarantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Guarantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing unless the Administrative Agent has given notice of its intent to exercise as set forth above. For greater certainty, nothing in this Agreement shall be construed to subject the Administrative Agent or any Lender to liability as a member or owner of any Issuer nor shall the Administrative Agent or any Lender be deemed to have assumed any obligations under any operating agreement, subscription agreement, keep-well agreement, shareholder agreement, partnership or similar agreement relating to the Pledged Stock or otherwise.

     (c) Each Guarantor hereby authorizes and instructs each Issuer of any Pledged Stock pledged by such Guarantor hereunder to comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing, (y) states that the Administrative Agent has given notice of its intent to exercise its rights pursuant to Section 6.3(b) and (z) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Guarantor, and each Guarantor agrees that each Issuer shall be fully protected in so complying.

     6.4 Proceeds to be Turned Over To Administrative Agent

          In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing and the Loans shall have been accelerated pursuant to Section 8 of the Credit Agreement, all Proceeds received by any Guarantor consisting of cash, cheques and other near-cash items shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, promptly upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Guarantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

     6.5 Application of Proceeds

          If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral of any Guarantor and any proceeds of the guarantee set forth in Section 2, in payment of the Guarantor’s Obligations in the following order:

     First, to pay incurred and unpaid reasonable, out-of-pocket fees and expenses of the Administrative Agent or any Receiver under the Loan Documents;

     Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then due and owing and remaining unpaid to the Lenders; and

     Third, any balance of such Proceeds remaining after the Guarantor’s Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

     6.6 PPSA and Other Remedies

          Subject to Section 6.3, if an Event of Default shall occur and be continuing, the Administrative Agent and/or any Receiver, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the PPSA or its rights or any other applicable law or in equity. Subject to Section 6.3, without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or notices otherwise provided in the Loan Documents) to or upon any Guarantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived unless otherwise provided in the Loan Documents), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent, any Lender or any Receiver or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, any Lender or any Receiver shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Guarantor, which right or equity is hereby waived and released. Each Guarantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Guarantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind actually incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent, the Lenders and any Receiver hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, need the Administrative Agent account for the surplus, if any, to any Guarantor. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     6.7 Private Sales

          Each Guarantor recognizes that the Administrative Agent and/or any Receiver may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and other applicable provincial securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Guarantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent and/or any Receiver shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable provincial securities laws, even if such Issuer would agree to do so.

     6.8 Deficiency

          Each Guarantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any legal counsel employed by the Administrative Agent and/or any Receiver to collect such deficiency.

     6.9 Appointment of Receiver.

          If an Event of Default shall occur and be continuing, the Administrative Agent may appoint or reappoint any person, persons, or entity, whether officer(s), employee(s) or agent(s) of the Administrative Agent, to be a receiver, receiver-manager or receiver and manager (each, a “Receiver”) of all or any part of the Collateral and may remove any Receiver so appointed and appoint another in its stead. Any Receiver shall, to the extent permitted by applicable law, so far as concerns responsibility for its acts, be deemed to be the agent of the Guarantors and not an agent of the Administrative Agent or any Lender. Neither the Administrative Agent nor any Lender shall be in any way responsible for any misconduct, negligence or nonfeasance on the part of such Receiver or its servants, agents or employees. Subject to the provisions of the instrument appointing it, any Receiver shall have all of the powers and rights as have been granted to the Administrative Agent under this Section 6 or as otherwise provided by law. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, enter upon, use and occupy all premises owned or occupied by any Guarantors wherein Collateral may be situate, maintain Collateral upon such premises, borrow money on a secured or an unsecured basis and use Collateral directly in carrying on any Guarantor’s business or otherwise as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by the Administrative Agent, all money received from time to time by such Receiver in carrying out its appointment shall be received in trust for and be paid over to the Administrative Agent.

SECTION 7. THE ADMINISTRATIVE AGENT

     7.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc.

     (a) Each Guarantor hereby irrevocably constitutes and appoints the Administrative Agent, any Receiver and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Guarantor and in the name of such Guarantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Guarantor hereby gives the Administrative Agent the power and right, on behalf of such Guarantor, without notice to or assent by such Guarantor, to do any or all of the following (provided, that anything in this Section 7.1 (a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1 (a) unless an Event of Default shall have occurred and be continuing) in the name of such Guarantor or its own name, or otherwise:

   (i) take possession of and endorse and collect any cheques, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

   (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property and the goodwill and intangibles of such Guarantor relating thereto or represented thereby;

   (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

   (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

   (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Guarantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Guarantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ Liens therein and to effect the intent of this Agreement, all as fully and effectively as such Guarantor might do.

     (b) If any Guarantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may give such Guarantor written notice of such failure to perform or comply and if such Guarantor fails to perform or comply within three (3) Business Days of receiving such notice (or if the Administrative Agent reasonably determines that irreparable harm to the Collateral or to the security interest of the Administrative Agent hereunder could result prior to the end of such three-Business Day period), then the Administrative Agent may perform or comply, or otherwise cause performance or compliance, with such agreement.

     (c) Each Guarantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Liens created hereby are released.

     7.2 Duty of Administrative Agent

          To the extent permitted by law, the Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the PPSA or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. None of the Administrative Agent, any Lender, any Receiver or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Guarantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent, the Lenders and/or any Receiver hereunder are solely to protect the Administrative

Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent, any Lender and/or any Receiver to exercise any such powers. The Administrative Agent, the Lenders and/or any Receiver shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Guarantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of their directors, officers, employees or agents.

     7.3 Execution of Financing Statements

          Pursuant to any applicable law, each Guarantor authorizes the Administrative Agent to file or record financing statements or financing change statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral of such Guarantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent under this Agreement. Each Guarantor authorizes the Administrative Agent to use the collateral description “all personal property” in any such financing statements.

     7.4 Authority of Administrative Agent Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. MISCELLANEOUS

     8.1 Amendments in Writing

          None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

     8.2 Notices

          All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided, that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

     8.3 No Waiver by Course of Conduct: Cumulative Remedies

          Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     8.4 Enforcement Expenses: Indemnification

          Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement. The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

     8.5 Judgment Currency

     (a) If, for the purpose of obtaining or enforcing judgment against a Guarantor in any court in any jurisdiction, it becomes necessary to convert into any other currency (the “Judgment Currency”) an amount due under this Agreement or any other Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of the State of New York, the Province of Manitoba, the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made being referred to as the “Judgment Conversion Date”).

     (b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 8.5(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt of the amount due in immediately available funds, the applicable Guarantor shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from a Guarantor under this Section 8.5 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement. The term “rate of exchange” in this Section means the rate of exchange at which the Administrative Agent, on the relevant date at or about 12:00 noon (New York time), would be prepared to sell, in accordance with its normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.

     8.6 Successors and Assigns

          This Agreement shall be binding upon the successors and assigns of each Guarantor and shall enure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided, that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent (it being understood that Dispositions permitted under the Credit Agreement shall not be subject to this proviso).

     8.7 Set-Off

          Each Guarantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to the extent permitted by applicable law, upon any amount becoming due and payable by each Guarantor (whether at the stated maturity, by acceleration or otherwise after the expiration of any applicable grace periods) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Guarantor. The Administrative Agent and each Lender shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     8.8 Counterparts

          This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     8.9 Severability

          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.10 Section Headings

          The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     8.11 Integration

          This Agreement and the other Loan Documents represent the agreement of the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof.

     8.12 GOVERNING LAW

          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE THEREIN.

     8.13 Submission To Jurisdiction: Waivers

Each Guarantor hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, the courts of the Province of Manitoba, the courts of the Province of Ontario and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     8.14 Acknowledgements

Each Guarantor hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

     (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

     8.15 Additional Guarantors

          Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.10 of the Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

     8.16 Releases

     (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Borrower Hedge Agreement Obligations and Borrower Cash Management Obligations) shall have been paid in full, the Commitments shall have terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Guarantors. At the request and sole expense of any Guarantor following any such termination, the Administrative Agent shall deliver to such Guarantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request to evidence such termination.

     (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Guarantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Guarantor, shall execute and deliver to such Guarantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

     8.17 WAIVER OF JURY TRIAL

          EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE ADMINISTRATIVE AGENT AND EACH LENDER, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

EXECUTION COPY

          IN WITNESS WHEREOF, each of the undersigned has caused this CDN Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

STANDARD AERO LIMITED

By:	/s/ Edward Richmond

Name:
Title:

NOT FM CANADA INC.

By:	/s/ Edward Richmond

Name:
Title:

3091781 NOVA SCOTIA COMPANY

By:	/s/ Edward Richmond

Name:
Title:

3091782 NOVA SCOTIA COMPANY

By:	/s/ Edward Richmond

Name:
Title:

3091783 NOVA SCOTIA COMPANY

By:	/s/ Edward Richmond

Name:
Title:

6269044 CANADA INC.

By:	/s/ Edward Richmond

Name:
Title: